UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2021

Otonomy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36591	26-2590070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4796 Executive Drive

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(619) 323-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OTIC	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2021 (the “Closing Date”), Otonomy, Inc. (the “Company”) entered into the Third Amendment to Loan and Security Agreement (the “Third Amendment”), which amends its Loan and Security Agreement, dated as of December 31, 2018 (the “Loan Agreement”), by and among the Company, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time.

Among other things, the Third Amendment amends and restates three existing secured promissory notes issued by the Company pursuant to the Loan Agreement in an aggregate principal amount of $15.0 million, such amount representing the original term loan, which remains outstanding in its original principal amount for an extended term with a new maturity date of May 1, 2026. The Third Amendment also provides for an additional term loan in the principal amount of $1.0 million (the “New Term Loan”), and for an extended interest-only period until June 1, 2023 or, if the Company meets certain agreed milestones, until June 1, 2024.

The Company has the right to prepay any Term Loan in whole or in part at any time, subject to an accrued final payment fee and a prepayment fee of 3.00% if prepaid on or prior to the first anniversary of the Closing Date, 2.00% if prepaid after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, and 1.00% thereafter. Amounts prepaid or repaid under a Term Loan may not be reborrowed. The New Term Loan was fully funded on the Closing Date and all Term Loans mature on May 1, 2026 (the “Maturity Date”). The Company paid customary closing fees.

The description of the Third Amendment contained herein is not complete and is qualified in its entirety by reference to the text of the Third Amendment, a copy of which will be filed with the Securities and Exchange Commission on a later date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 28, 2021, the Company entered into an asset purchase agreement with ALK-Abelló, Inc. (“ALK”) pursuant to which ALK acquired the Company’s intellectual property and other material assets with respect to the Company’s product known as OTIPRIO® (ciprofloxacin otic suspension). Under the agreement, ALK is obligated to pay the Company an upfront payment and certain amounts based on net sales of OTIPRIO for a specified period of time. Prior to the acquisition, ALK had been co-promoting OTIPRIO with the Company in the United States pursuant to an agreement the Company entered into with ALK in June 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTONOMY, INC.

Date: June 3, 2021	By:	/s/ Paul E. Cayer
Paul E. Cayer
Chief Financial and Business Officer